Exhibit 10(u)

DENBURY RESOURCES INC.
DIRECTOR DEFERRED COMPENSATION PLAN
As Amended and Restated on:
December 13, 2012

1.	ESTABLISHMENT OF PLAN

Denbury Resources Inc. (the “Company”) hereby amends and restates the Denbury Resources Inc. Director Compensation Plan (“Prior Plan”), which Prior Plan was originally adopted effective July 1, 2000, subsequently amended effective February 22, 2001, May 11, 2005, and June 29, 2011, and hereby further amended and restated as the Denbury Resources Inc. Director Deferred Compensation Plan (“Plan”) effective December 13, 2012.

2.	SCOPE AND PURPOSE OF PLAN

The purpose of this Plan is to provide a means by which the Company may attract, motivate and retain experienced and knowledgeable Persons to serve as Directors of the Company and to promote identification of such Directors' interests with those of the Company's shareholders.

3.	DEFINITIONS

(a)"Account" means, respectively or collectively as the context requires, a Participant's Cash Deferred Account and Deferred Stock Unit Account or such other accounts or subaccounts which the Committee may establish under the Plan. Each Account shall be maintained solely as a bookkeeping entry of the Company to evidence an unsecured and unfunded obligation of the Company with respect to any Participant.

(b)"Affiliate" means, with respect to the Company, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company as determined by the Committee.

(c)“Board" means the Board of Directors of the Company.

(d)"Cash Deferred Account" means an Account established for each Participant by the Company with respect to the bookkeeping of such Participant's Deferral Election attributable to Director Fees deferred as cash by the Participant, subject to and adjusted for dividend equivalents credited to such Account as provided under Section 8(c)(3).

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)"Committee" means the Compensation Committee of the Board.

(g)"Common Stock" means shares of Common Stock, $.001 par value, of Denbury Resources Inc.

(h)"Deferral Election" means the submission by a Participant of an election to the Company, in such form and manner established by the Committee, indicating that a Participant wants to defer receipt of all or part of such Participant's Director Fees and/or LTI.

(i)"Deferred Stock Unit" or “DSU” means each unit of phantom stock granted to a Participant under the Plan equal to the Fair Market Value of a single share of Common Stock.

(j)"Deferred Stock Unit Account" means an Account established for each Participant by the Committee with respect to the bookkeeping of such Participant's Director Fees and/or LTI deferred as Deferred Stock Units by the Participant pursuant to a Deferral Election.

(k)"Director" means a duly elected or appointed member of the Board.

(l)"Director Fees" means all amounts paid or to be paid by the Company to a Participant in consideration of the Participant's service as a member of the Board (excluding reimbursements for expenses of the Director), but including, and not limited to, the annual retainer fee, Board meeting fees, fees for special services performed by a Director, and any fees for serving on a committee of the Company, including serving as chairman of such committee. Notwithstanding any provision of the Plan to the contrary, “Director Fees” do not include LTI.

(m)Purposely Omitted.

(n) “Distribution Event” means those events described in Section 10(a)(1) through Section 10(a)(6).

(o)“Dividend Equivalent” means the Participant's right to a dollar amount equal to all or a specified portion of the amount of dividends (whether in stock or cash) paid or distributed, if any, in respect of a specified number of shares of Common Stock.

(p)“DSU Award” means each award of Deferred Stock Units granted to a Participant pursuant to the terms of the Incentive Plan, this Plan and such other terms and conditions set forth by the Committee, and which is credited to a Participant's Deferred Stock Unit Account. Notwithstanding any Plan provision to the contrary, a DSU Award may only be granted in whole numbers of Deferred Stock Units.

(q)"Effective Date" means July 1, 2000, with respect to the Prior Plan, and December 13, 2012, with respect to the Plan.

(r)"Fair Market Value" means, with respect to a share of Common Stock as of any Issue Date shall be the Closing Price on such date; provided however, (i) that if the actual transaction involving such shares of Common Stock occurs at a time when the New York Stock Exchange (“NYSE”) is closed, then Fair Market Value shall mean the most recent Closing Price; or (ii) “Closing Price” means the closing price of the shares of Common Stock on the NYSE as reported in any newspaper of general circulation on any such date.

(s)“Incentive Plan” means the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc., as amended, or any successors to such plan.

(t)"Issue Date" means the date determined by the Board on which Director Fees are payable by the Company to a Participant.

(u)“LTI” means a Restricted Share Award (or any other form of equity Award) granted to Participants under the Incentive Plan, as determined by the Committee.

(v)"Participant" means each member of the Board who is not an employee, as shown on the payroll records, of the Company or any of its Affiliates.

(w)"Person" means: (i) an individual; (ii) a partnership; (iii) a Company, an incorporated association, an incorporated syndicate or any other incorporated organization; (iv) an unincorporated association, an unincorporated syndicate or any other unincorporated organization; (v) a trust; or (vi) a trustee, an executor, an administrator or any other legal representative.

(x)"Plan" means the Denbury Resources Inc. Director Deferred Compensation Plan, as amended.

(y)"Plan Year" means the period commencing on January 1, 2013 and ending on May 31, 2013 (this period may be referred to as the Short Plan Year), thereafter Plan Year means the 12-month period commencing on June 1st and ending on May 31st next following (or such other twelve [12] month period determined by the Committee).

(z)"Separation" as used in this Plan, is defined as it is in the Incentive Plan.

(aa)"Service" means the United States Internal Revenue Service, or any successor or agent of such governmental agency.

(bb)    "Specified Payment Date" means a date certain, if any, specified in a Participant's Deferral Election that is not later than the last day of the calendar year which includes the tenth (10th) anniversary of a Participant's Deferral Election; provided, however, that such date must become irrevocable immediately prior to the first day of the Plan Year to which such Deferral Election relates.

(cc)    "Stock Election" means the “Stock Election” by a Participant permitted by the Committee under Section 7(c) to currently receive any Director Fees in Common Stock in lieu of cash.

(dd)    "Unforeseeable Emergency" means (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant's spouse, beneficiary or dependent (as defined in Code section 152(a)), (ii) loss of the Participant's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Committee, as determined under Code section 409A.

4.	SHARES SUBJECT TO PLAN

(a)Authorized Shares. The total number of shares of Common Stock available for issuance under the Plan is 400,000, subject to adjustment as provided in Section 7(f); provided, however, that the total number of shares of Common Stock that may be issued under this Plan may not exceed one percent of the number of shares of Common Stock outstanding before any given issuance under this Plan. Shares available for issuance under the Plan may be authorized and unissued shares or treasury shares, or any combination thereof as the Company may determine from time to time.

(b)Participant Limitation. Notwithstanding anything in this Plan to the contrary, no Participant may acquire under this Plan Common Stock exceeding one percent (1%) of the Company's then outstanding Common Stock.

5.ELIGIBILITY

Each Director elected or appointed shall be eligible to participate in the Plan as a Participant upon election or appointment to the Board as further described in Section 7(a) and Section 7(c).

6.	ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall, subject to the provisions of the Plan, adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer or employee of the Company, to execute and deliver documents on behalf of the Committee. Any determination under or related to the Plan by the Committee, the Company or their respective designees, as applicable, shall be: (i) in the sole and absolute discretion of the Committee, the Company or such designees; and (ii) final and binding in all matters relating to the Plan and shall not be subject to review by the Participant or any Person. The Committee may, from time to time, employ other agents and delegate to them such administration duties as it deems necessary, and may, from time to time, consult with counsel. No member of the Committee or officer of the Company shall be liable for any act done or omitted to be done by such member or officer or by any other member of the Committee or officer of the Company in connection with the Plan, except for such member's or officer's own willful misconduct or as expressly provided by statute. All costs and expenses involved in administration of the Plan shall be borne by the Company.

7.	DIRECTOR COMPENSATION

(a)Director Fees. Each Participant shall receive from the Company as compensation for the Participant's service as a member of the Board Director Fees in such amounts determined by the Board. The portion of the Director Fees which consist of the annual retainer fee shall be pro-rated by the Company for Participants who are not in office for the entire Plan Year.

(b)Payment of Fees. Unless a Participant makes an election pursuant to Section 7(c), the Participant shall be paid in cash on the respective Issue Dates for all Director Fees earned in a given Plan Year; provided, however, that the Company may pay all Director Fees to a Participant in such form and manner as determined by the Company.

(c)Election to Receive Common Stock in lieu of Cash. Prior to the first day of each Plan Year, each Participant may make an election (“Stock Election”) to receive all or a portion (in increments determined by the Committee) of the Director Fees he or she will be paid for such Plan Year in Common Stock in lieu of cash. This Stock Election shall be in writing in such form and manner provided by the Committee and returned to the Committee prior to the beginning of the Plan Year in question. Notwithstanding the foregoing, any Participant who is newly elected or appointed to the Board after the first day of a Plan Year may make a Stock Election with respect to Director Fees not yet earned in such Plan Year, no later than the earlier of: (i) thirty (30) days or (ii) the first Issue Date, on or after the date of such Participant's election or appointment to the Board, such Director Fees to be prorated based upon months of Board service. If the Participant elects to receive any portion of his or her Director Fees in Common Stock pursuant to a Stock Election, the number of shares of Common Stock calculated in accordance with Section 7(d) shall be issued to the Participant on the Issue Date.

(d)Calculation of Number of Shares Issued. If a Participant makes a Stock Election, the number of whole shares of Common Stock to be issued shall be calculated as the quotient of Section 7(d)(1) divided by Section 7(d)(2), where:

(1)equals the amount of the Director Fees payable on any such Issue Date (the numerator); and

(2)equals the Fair Market Value of one share of Common Stock on such Issue Date (the denominator).

Notwithstanding any Stock Election to the contrary:

(3)any fractional shares of Common Stock owed to the Participant on any such Issue Date shall be paid to the Participant by the Company in cash; and

(4)if on any Issue Date the number of shares of Common Stock otherwise issuable to all Participants hereunder shall exceed the number of reserved shares of Common Stock remaining available under the Plan, the available shares of Common Stock shall be allocated proportionally among the Participants, as determined by the Committee, in the ratio that the total number of shares of Common Stock a Participant is entitled to receive on such Issue Date bears to the total number of shares of Common Stock to be received by all Participants on such Issue Date. Any remaining unpaid Fees shall be payable in cash.

(e)Failure to Elect. Should a Participant fail to timely and properly make a Stock Election with respect to a particular Plan Year, the Participant shall be paid in cash as set forth in Section 7(b).

(f)Effect of Certain Changes in Capitalization. In the event of any recapitalization, stock split, reverse stock split, dividend, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affecting the Common Stock, the maximum number of shares available under the Plan, or the number of Deferred Stock Units awarded and held hereunder, the number or class of shares of Common Stock to be delivered hereunder shall be adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock or securities into which the Common Stock is convertible or exchangeable.

8.DEFERRAL OF DIRECTOR FEES AND/OR LTI

(a)Opportunity to Defer.

(1)Director Fees. A Participant may elect to defer payment of the Director Fees otherwise payable to him or her for services to be rendered as a director of the Company during the next following Plan Year by entering into a Deferral Election deferring the receipt of some or all of his or her Director Fees for that Plan Year (subject to such limits and restrictions as to any dollar amount, percentage or otherwise as may be permitted by the Committee). The amount of Director Fees subject to such a timely and proper Deferral Election will be credited to such Participant's Account either: (a) in cash equivalents to a Cash Deferred Account or (b) as a DSU Award to be credited to the Deferred Stock Unit Account; or (c) or both, in such proportions as elected by the Participant in such Deferral Election and as permitted by the Committee. As provided by the Committee, the Participant shall then receive a DSU Award in whole Deferred Stock Units in an amount substantially equal to the quotient of (i) divided by (ii), where:

(i)equals the amount of Participant's Director Fees which is subject to a Deferral Election for a Plan Year (the numerator); and

(ii)equals the Fair Market Value of one share of Common Stock on the Issue Date which would have been applicable to the Director Fees in the absence of the Deferral Election (the denominator).

In the event Director Fees are deferred in the form of DSU Awards, and in the event the Company pays dividends on the underlying Common Stock represented by such Deferred Stock Units, all Dividend Equivalents credited to the Deferred Stock Unit Account shall be deferred with the DSU Award and paid at the same time as the DSU Award is paid.

(2)LTI. A Participant may also elect to defer receipt of the LTI otherwise payable to him or her as restricted shares of Common Stock during the next following Plan Year by entering into a Deferral Election deferring some or all of such Participant's LTI (subject to such limits and restrictions as to any dollar amount, percentage or otherwise as may be established from time to time by the Committee). If a Participant elects to defer receipt of all or a portion of an LTI for a Plan Year, the Company will pursuant to the Deferral Election instead grant the Participant a DSU Award substantially equal to the quotient of (i) divided by (ii), where:

(i)equals the number of shares of Common Stock covered by Awards of Restricted Stock to which the Participant would be entitled under the Incentive Plan (the numerator) which is subject to a Deferral Election for a Plan Year; and

(ii)equals the Fair Market Value of one share of Common Stock on the date of grant which would have been applicable to the LTI in the absence of the Deferral Election (the denominator).

In the event LTI are deferred in the form of DSU Awards, and in the event the Company pays dividends on the underlying Common Stock represented by such Deferred Stock Units, all Dividend Equivalents credited to the Deferred Stock Unit Account shall be deferred with the DSU Award, be subject to the same restrictions and vesting requirements as the underlying Common Stock with respect to which the Dividend Equivalents are paid, and paid at the same time as the DSU Award is paid.

(b)Deferral Elections.

(1)Timing. The initial Deferral Election of a new Participant with respect to Director Fees or LTI, as applicable, shall be made by written notice signed by the Participant and delivered to the Committee not later than thirty (30) days after the Participant first becomes eligible to participate in the Plan; provided, however, that such initial Deferral Election shall not apply to any portion of his or her Director Fees earned or LTI granted for service prior to the date such Deferral Election is properly filed with the Committee. Any subsequent Deferral Elections (or revocations thereof) shall be made by the Participant and filed with the Committee not later than the last day of the calendar year before the beginning of next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year with respect to Director Fees to be earned or LTI to be granted in such subsequent Plan Year. A Deferral Election with respect to Director Fees or LTI shall be an irrevocable election for the next following Plan Year (and shall become irrevocable immediately prior to the first day of the Plan Year to which such Deferral Election relates.)

(2)Content. A Deferral Election made pursuant to this Section 8 shall be made in a form and manner prescribed by the Committee, which Deferral Election may be effectuated as follows:

(i)The Committee shall permit a Participant the right to defer the receipt of some or all of his or her Director Fees or LTI, stated as a whole percentage of either 50% or 100% (or such other amounts or percentages as may be permitted by the Committee) to be credited to the Participant's Accounts under the Plan for the immediately following Plan Year.

(ii)A Participant's Deferral Election of his or her Director Fees shall set forth the amount to be credited to the Cash Deferred Account and the portion to be credited to the Deferred Stock Unit Account with respect to any Director Fees or LTI, as appropriate. If a Participant fails to properly allocate any Director Fees subject to the Deferral Election between any Accounts as determined by the Committee, the Committee may credit any and all of such Director Fees to one or more Accounts as the Committee determines is appropriate.

(iii)The Deferral Election may set forth a Specified Payment Date, if any, on which the Participant shall receive the distributions of his or her Accounts with respect to the Director Fees or LTI deferred under such Deferral Election (i.e., a Distribution Event).

(c)Credits to a Participant's Account.

(1)DSU Award. Each DSU Award credited to a Deferred Stock Unit Account represents the Company's commitment to issue such Participants a fixed number of shares of Common Stock upon a Distribution Event. No actual shares of Common Stock shall be issued until a Distribution Event described in Section 10 occurs, with such shares to be issued by the Company under the Incentive Plan. The Deferred Stock Units under any DSU Award shall not be considered issued and outstanding shares for purposes of shareholder voting rights or for purposes of receiving dividends and other distributions, if any (other than as provided in Section 8(c)(3) below.)

(2)Cash. Directors Fees deferred by Participants in cash shall be credited to a Cash Deferred Account, on the first business day coincident with or immediately following the Issue Date for such Director Fees, until a Distribution Event described in Section 10. Cash Deferred Accounts shall not be credited with any earnings by the Company.

(3)Dividend Equivalents. Each Dividend Equivalent credited to a vested DSU shall be credited to a Participant's Deferred Stock Unit Account at the time actual dividends are paid by the Company in respect to its Common Stock. Such credited Dividend Equivalents shall be converted to, and invested in, additional Deferred Stock Units, and shall be subject to the same restrictions as the underlying Common Stock with respect to which the Dividend Equivalents are paid.

(d)Participant Reports. At the end of each Plan Year (or on a more frequent basis as determined by the Committee), a report shall be issued to each Participant who has an Account, and such report will set forth the value of each such Account and, as applicable, the number of DSU Awards credited to a Participant's Deferred Stock Unit Account.

(e)Suspension of Deferral Election.     Notwithstanding the provisions of Section 4(b), the Committee upon written application by a Participant, may authorize the suspension of a Participant's Deferral Election(s) in the event of an Unforeseeable Emergency. Any suspension authorized by the Committee shall become effective as soon as practicable after the Committee's receipt of a suspension application, but no later than the period beginning thirty (30) days after the receipt of such suspension application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless a subsequent Deferral Election is filed with the Company pursuant to Section 4(b).

(f)No Change in Specified Payment Date Permitted. If a Participant has selected a Specified Payment Date with respect to a Deferral Election for a Plan Year, such election becomes irrevocable as of the last day of the Plan Year immediately preceding the Plan Year to which the Deferral Election relates.

9.VESTING

Amounts attributable to deferred Director Fees in a Participant's Cash Deferred Account or represented by Deferred Stock Units are 100% vested under the Plan immediately upon being credited to a Participant's Account under the Plan and at all times thereafter.

Deferred Stock Units attributable to deferral of receipt of LTI will vest, in whole or in installments, in accordance with the “Restricted Period” (as defined in the Incentive Plan) selected by the Committee with respect to the applicable LTI award, or such other period as shall be selected by the Committee and reflected in the DSU Award granted with respect to such Deferred Stock Units.

10.	DISTRIBUTIONS

(a)Distributions Generally. Notwithstanding any provision of this Section 10 or the Plan to the contrary, a Participant's Accounts shall be distributed in accordance with a Deferral Election made with respect to such Account. With respect to each Account, a Deferral Election shall provide for a distribution based upon the earliest to occur of the following:

(1)a Participant's Specified Payment Date (if any),

(2)a Participant's Separation,

(3)an Unforeseeable Emergency,

(4)a Change in Control,

(5)inclusion of some or all of the Participant's Account in the Participant's income due to the failure to comply with Code section 409A (or as otherwise described below to pay certain taxes), or

(6)a Plan termination pursuant to Section 12(b),

All payments due to a Specified Payment Date or Separation shall be made as soon as reasonably feasible following the Participant's earliest Distribution Event, but in no event later than thirty (30) days following the Distribution Event; provided, however, that, if such thirty (30) day period ends in the taxable year following the year in which such Distribution Event occurs, the Participant shall not have the right to designate the year of payment and the Distribution Event shall occur in the taxable year in which such thirty (30) day period ends.

(b)Distribution upon a Specified Payment Date. If a Participant's Deferral Election provides for distributions based on the occurrence of a Specified Payment Date, upon such Specified Payment Date, that portion (or all) of the Account which is attributable to such Deferral Election shall be distributed to the Participant in a lump sum.

(c)Distribution upon Separation. Upon a Separation, that portion (or all) of the Account which is attributable to such Deferral Election shall be distributed to the Participant in a lump sum.

(d)Distribution upon Death. Upon the death of a Participant, the balance of his or her Account shall be paid to the Participant's beneficiary(ies) as designed in Section 11. Such payment shall be made in a lump sum with such payment to be made within sixty (60) days following the date of the Participant's death; provided that, if such sixty-day period ends in the taxable year following the year in which the Participant's death occurs, neither the Participant nor the Participant's beneficiary shall have the right to designate the year of payment and the payment shall occur in the taxable year in which such sixty (60) day period ends.

(e)Distribution upon an Unforeseeable Emergency. A Participant may request a distribution of some or all of his or her Account due to an Unforeseeable Emergency by submitting a written request to the Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a distribution due to an Unforeseeable Emergency is approved, the distribution is limited to an amount sufficient to meet the need resulting from the Unforeseeable Emergency. The allowed distribution shall be payable in the form determined by the Committee as soon as possible after approval of such distribution.

(f)Distribution upon Change in Control.

(1)Upon a Change in Control of the Company, a Participant shall be paid the balance of his Account in a lump sum within sixty (60) days following the date on which the Change in Control occurs; provided that, if such sixty-day period ends in the taxable year following the year in which the Change in Control occurs, the Participant shall not have the right to designate the year of payment, and the payment shall occur in the taxable year in which such sixty (60) day period ends

(2)For purposes of Section 10, “Change in Control” shall mean any one of the following:

(i)“Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who has served in such capacity for one year or more, together with any new Directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such one-year period or whose election or nomination for election was previously so approved;

(ii)After the Effective Date of the New Plan, any Person or group of Persons acting together as a group acquires shares of Common Stock representing thirty percent (30%) or more of the voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's Directors;

(iii)The merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than forty percent (40%) of the combined voting power to vote for the election of directors of the surviving Company or other entity following the effective date of such merger or consolidation; or

(iv)The sale of all or substantially all, of the assets of the Company or the liquidation or dissolution of the Company.

(3)Notwithstanding the foregoing provisions of this Section 10(f), if a Participant's Separation is for a reason other than for cause, and occurs not more than ninety (90) days prior to the date on which a Change in Control occurs, for purposes of the Plan, such termination shall be deemed to have occurred immediately following a Change in Control.

(4)Notwithstanding anything herein to the contrary, under no circumstances will a change in the constitution of the board of directors of any subsidiary, a change in the beneficial ownership of any subsidiary, the merger or consolidation of a subsidiary with any other entity, the sale of all or substantially all of the assets of any subsidiary or the liquidation or dissolution of any subsidiary constitute a “Change in Control” under this Plan.

(g)Distribution in the Event of Taxation.

(1)If, for any reason, it has been determined that the Plan fails to meet the requirements of Code section 409A, and the failure is not or cannot be corrected under a Service correction program for such failure, the Committee shall distribute to the Participant the portion of the Participant's Account that is required to be included in income as a result of the failure of the Plan to comply with the requirements of Code section 409A.

(2)The Plan shall also pay to the Participant that portion of his Account necessary to satisfy:

(i)Any Federal Insurance Contributions Act (FICA) tax imposed under Code sections 3101, 3121(a), and 3121(v)(2), or the Railroad Retirement Act tax imposed under sections 3201, 3211, 3231(e)(1), and 3231(e)(8), where applicable, on compensation deferred under the Plan (the “FICA or RRTA Amount”); and

(ii)Any income tax at source on wages imposed under Code section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA or RRTA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code section 3401 wages and taxes; provided, however, that the total payment under this Section 10(g) must not exceed the aggregate of the FICA or RRTA Amount, and the income tax withholding related to such FICA or RRTA Amount.

(h)Form of Distributions. Distributions made to a Participant with respect to his or her Cash Deferred Account shall be determined on the date a distribution is processed by the Company and shall be paid in cash in a lump sum after the applicable Distribution Event. Distributions made to a Participant with respect to his or her Deferred Stock Unit Account shall be paid in shares of Common Stock in a lump sum based on the number of Deferred Stock Units credited to the Deferred Stock Unit Account; provided, however, that the value of any fractional shares otherwise deliverable to the Participant shall be paid in cash.

11.BENEFICIARY DESIGNATION.

Each Participant who elects to participate in this Plan may file with the Committee a notice in writing, on a form provided by the Committee, designating one or more beneficiaries to whom the distribution shall be made in the event of the Participant's death prior to receiving the entire distribution of the balance in the Participant Account. If no beneficiary designation is made, or in the event that a beneficiary designated by such Participant predeceases the Participant, the distribution shall be made to the Participant's estate.

12.	MISCELLANEOUS

(a)Amendment; Termination. The Board may at any time and from time to time alter, amend, or terminate the Plan, subject to NYSE rules that might require shareholder approval of such changes, in whole or in part; provided, however, that no such action shall, without the consent of a Participant, affect the rights of such Participant in any Common Stock issued to such Participant under the Plan.

(b)Rights of Directors. Nothing contained in the Plan shall confer upon any Participant any right to continue in the service of the Company as a Director.

(c)Government and other Regulations. The obligations of the Company to deliver shares under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any government agency as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended. The Committee may elect not to issue any Common Stock on an Issue Date if it determines in its sole discretion that to do so would be a violation of the Securities Act of 1933, as amended, or the securities laws of any state.

(d)Nontransferability. The rights and benefits under the Plan shall not be transferable by a Director other than by the laws of descent and distribution or pursuant to a domestic relations order.

(e)Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for payment of any withholding tax obligations, if any, that arise in connection with the Plan. The Company shall not be required to issue any Common Stock under the Plan until such obligations, if any, are satisfied. A Participant may satisfy any such withholding obligation by (i) having the Company retain the number of shares of Common Stock or (ii) tendering the number of shares of Common Stock, in either case, whose Fair Market Value equals the amount required to be withheld.

(f)Code Section 409A. All Accounts under the Plan that are intended to be "deferred compensation" subject to Code section 409A shall be interpreted, administered and construed to comply with Code section 409A, and all Accounts under the Plan that are intended to be exempt from Code section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Account or Deferral Election, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor any Director shall have any liability to any Person in the event Code section 409A applies to any Account in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees.

(g)Governing Law. To the extent that federal laws do not otherwise control, the Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

(h)Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(i)Unfunded. The Plan shall be an unfunded and unsecured obligation of the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Common Stock and the issuance of Common Stock shall be an unsecured general obligation of the Company.

IN WITNESS WHEREOF, the undersigned have executed this amended and restated Plan on behalf of Denbury Resources Inc. on this 13th day of December, 2012.

/s/ Wieland F. Wettstein
Chairman of the Board

/s/ James S. Matthews
Secretary